Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in each Prospectus constituting part of each Post-Effective
Amendment No. 1 on Form S-3 to Form S-16 Registration Statement (Registration Nos. 2-62247 and 2-65638) and in
each Prospectus constituting part of each Form S-3 Registration Statement or Post-Effective Amendment
(Registration Nos. 33-3027, 33-16674, 33-19035, 33-40196 and 33-58741) and in each Form S-8 Registration
Statement or Post-Effective Amendment (Registration Nos. 33-21506, 33-40199, 33-37548, 33-28064, 33-15639,
33-61986, 33-51121, 333-26361, 333-32393, 333-84561, 333-52862, 333-62550, 333-67180 and 333-67284) of Ball
Corporation of our report dated January 22, 2002, except for Note 14 as to which the date is February 22, 2002, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 28, 2002